UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Term Sheet for Employment of Michael R. Splinter

On December 8, 2008, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied”) approved amendments to the term sheet for the employment of Michael R. Splinter, Applied’s President and Chief Executive Officer (the “Term Sheet”). The Committee approved the amendments so that any bonuses paid to Mr. Splinter under Applied’s Senior Executive Bonus Plan may continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m) and any benefits paid under the Term Sheet will comply with Internal Revenue Code Section 409A.

The amendments provide that if Mr. Splinter’s employment is terminated for any reason other than for cause, the cash severance payable to Mr. Splinter will be a lump sum payment of 275% of his then current base salary. Prior to the amendments, if Mr. Splinter’s employment were terminated other than for cause, he would have received one year of his then current base salary and 100% of his target bonus for the year in which his termination occurs (which, for fiscal year 2008, was 175% of his base salary).

Under the amended Term Sheet, Mr. Splinter is no longer entitled to any severance payment on account of his target bonus. Additionally, in order to comply with Section 409A, the Term Sheet now requires that the payout of the severance payable to Mr. Splinter be delayed for a period of six months in the event such severance: (a) is determined to be deferred compensation within the meaning of Section 409A and (b) otherwise is not exempt from such six-month delay under Section 409A.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) On December 8, 2008, the Board approved an amendment (the “Amendment”) to Applied’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The full text of the Bylaws, as so amended, is filed herewith as Exhibit 3.1.

(b) The Amendment amends and restates Section 8.1 of the Bylaws to provide that the Bylaws “may be altered, amended or repealed or new bylaws may be adopted by either (i) the board of directors or (ii) the stockholders upon the affirmative vote of the holders of not less than a majority of the stock issued and outstanding which is present in person or represented by proxy and entitled to vote thereon at the meeting at which such action is taken.”

Item 8.01	Other Events.

In light of the ongoing financial crisis and weakening global economy, on December 8, 2008, the Board’s Human Resources and Compensation Committee approved a ten percent reduction in the annual cash retainer payable to Applied’s non-employee directors. Effective immediately, non-employee directors will receive an annual retainer of $58,500, reduced from an annual retainer of $65,000. This reduction in non-employee director compensation is consistent with the ongoing ten percent reduction in base salary for each of Applied’s senior executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: December 10, 2008	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Applied Materials, Inc., effective December 8, 2008.